Exhibit 99.2

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On December 12, 2013, a wholly owned subsidiary of Ultra Petroleum Corp. (the “Company” or “Ultra”) completed its previously-announced acquisition of oil-producing properties and undeveloped acreage located in the Three Rivers Field in Uintah County, Utah (the “Uinta Basin Properties”) from Axia Energy, LLC for a contract price of $652.0 million, subject to customary adjustments. The effective date of the transaction was October 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price was $649.8 million and is subject to further post-closing adjustments. The Uinta Basin Properties consist primarily of a 100% operated working interest in the Three Rivers Field and undeveloped acreage. All of these properties referred to above are located in northeastern Utah in the United States.

The accompanying unaudited pro forma condensed combined financial statements and accompanying notes of the Company as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 (the “Pro Forma Statements”), which have been prepared by Ultra’s management, are derived from (a) the unaudited consolidated financial statements of Ultra as of and for the nine months ended September 30, 2013 included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013; (b) the unaudited statements of revenues and direct operating expenses of the Uinta Basin Properties for the nine months ended September 30, 2013; (c) the audited consolidated financial statements of Ultra as of and for the year ended December 31, 2012 included in its Annual Report on Form 10-K for the year ended December 31, 2012; and (d) the audited statement of revenues and direct operating expenses of the Uinta Basin Properties for the year ended December 31, 2012.

These Pro Forma Statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of the results that may occur in the future. The pro forma statements of income are not necessarily indicative of Ultra’s operations going forward because the presentation of the operations of the Uinta Basin Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed combined balance sheet was prepared assuming the purchase of the Uinta Basin Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on September 30, 2013. The unaudited pro forma condensed combined statements of income were prepared assuming the purchase of the UintaBasin Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2012. These Pro Forma Statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 and the audited Statement of Revenues and Direct Operating Expenses for the Uinta Basin Properties for the year ended December 31, 2012 and the Unaudited Interim Statements of Revenues and Direct Operating Expenses for the Uinta Basin Properties for the nine months ended September 30, 2013 and 2012 listed as Exhibit 99.1 to this Current Report on Form 8-K/A.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2013

	Historical	Pro Forma Acquisition Adjustments (a)	Pro Forma Financing Adjustments (b)	Pro Forma
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$4,532	$(649,801)	$649,801	$4,532
Restricted cash	119	—	—	119
Oil and gas revenue receivable	74,104	9,901	—	84,005
Joint interest billing and other receivables	12,067	—	—	12,067
Derivative assets	1,239	—	—	1,239
Other current assets	3,999	1,665	—	5,664

Total current assets	96,060	(638,235)	649,801	107,626
Oil and gas properties, net, using the full cost method of accounting:
Proven	1,750,694	221,434	—	1,972,128
Unproven properties not being amortized	—	419,131	—	419,131
Property, plant and equipment, net	212,185	4,710	—	216,895
Deferred financing costs and other	10,017	—	8,958	18,975

Total assets	$2,068,956	$7,040	$658,759	$2,734,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,198	$—	$—	$44,198
Accrued liabilities	77,669	1,154	—	78,823
Production taxes payable	38,224	—	—	38,224
Interest payable	8,568	—	—	8,568
Derivative liabilities	716	—	—	716
Capital cost accrual	170,539	4,152	—	174,691

Total current liabilities	339,914	5,306	—	345,220
Long-term debt	1,860,000	—	658,759	2,518,759
Deferred gain on sale of liquids gathering system	150,039	—	—	150,039
Other long-term obligations	95,843	1,734	—	97,577
Commitments and contingencies
Shareholders’ equity:
Common stock	482,949	—	—	482,949
Treasury stock	(2,205)	—	—	(2,205)
Retained loss	(857,584)	—	—	(857,584)

Total shareholders’ deficit	(376,840)	—	—	(376,840)

Total liabilities and shareholders’ equity	$2,068,956	$7,040	$658,759	$2,734,755

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

	Historical	Pro Forma Acquisition Adjustments			Pro Forma Financing Adjustments		Pro Forma
	(in thousands, except per share data)
Natural gas sales	$695,733		$—		$—		$695,733
Oil sales	114,241		4,658	(c)	—		118,899

Total operating revenues	809,974		4,658		—		814,632

Expenses:
Lease operating expenses	64,468		1,969	(c)	—		66,437
Production taxes	60,757		153	(c)	—		60,910
Gathering fees	59,004		—		—		59,004
Transportation charges	84,470		—		—		84,470
Depletion, depreciation and amortization	388,985		11,595	(d)	—		400,580
Ceiling test and other impairments	2,972,464 (h)		—		—		2,972,464
General and administrative	25,104		—		—		25,104

Total operating expenses	3,655,252		13,717		—		3,668,969

Operating (loss)	(2,845,278)		(9,059)		—		(2,854,337)

Other income (expense), net:
Interest expense:
Incurred	(103,168)		—		(31,073	) (e)	(134,241)
Capitalized	14,988		—		20,341	(f)	35,329
Gain on commodity derivatives	73,581		—		—		73,581
Contract cancellation fees	(15,469)		—		—		(15,469)
Other expense, net	(1,765)		—		—		(1,765)

Total other (expense) income, net	(31,833)		—		(10,732)		(42,565)

(Loss) before income tax (benefit)	(2,877,111)		(9,059)		(10,732)		(2,896,902)

Income tax (benefit)	(700,213)		—	(g)	—		(700,213)

Net (loss)	$(2,176,898)		$(9,059)		$(10,732)		$(2,196,689)

Net (loss) per common share - basic	$(14.24)	$					$(14.37)

Net (loss) per common share - fully diluted	$(14.24)	$					$(14.37)

Weighted average common shares outstanding - basic	152,845						152,845

Weighted average common shares outstanding - fully diluted	152,845						152,845

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

	Historical	Pro Forma Acquisition Adjustments			Pro Forma Financing Adjustments		Pro Forma
	(in thousands, except per share data)
Natural gas sales	$628,438		$—		$—		$628,438
Oil sales	79,769		28,386	(c)	—		108,155

Total operating revenues	708,207		28,386		—		736,593

Expenses:
Lease operating expenses	52,544		5,126	(c)	—		57,670
Liquids gathering system operating lease expense	15,000		—		—		15,000
Production taxes	54,640		937	(c)	—		55,577
Gathering fees	38,400		—		—		38,400
Transportation charges	61,913		—		—		61,913
Depletion, depreciation and amortization	180,993		13,468	(d)	—		194,461
General and administrative	15,897		—		—		15,897

Total operating expenses	419,387		19,531		—		438,918

Operating income	288,820		8,855		—		297,675

Other income (expense), net:
Interest expense:
Incurred	(76,713)		—		(23,241	) (e)	(99,954)
Capitalized	537		—		15,515	(f)	16,052
Gain (loss) on commodity derivatives	(20,551)		—		—		(20,551)
Deferred gain on sale of liquids gathering system	7,914		—		—		7,914
Other expense, net	(50)		—		—		(50)

Total other (expense) income, net	(88,863)		—		(7,726)		(96,589)

Income (loss) before income tax provision	199,957		8,855		(7,726)		201,086

Income tax provision	3,240		—	(g)	—		3,240

Net income (loss)	$196,717		$8,855		$(7,726)		$197,846

Net income per common share - basic	$1.29	$					$1.29

Net income per common share - fully diluted	$1.27	$					$1.28

Weighted average common shares outstanding - basic	152,957						152,957

Weighted average common shares outstanding - fully diluted	154,366						154,366

See accompanying notes.

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On December 12, 2013, a wholly owned subsidiary of the Company completed its previously-announced acquisition of oil-producing properties and undeveloped acreage located in the Uinta Basin in Utah (the “Uinta Basin Properties”) from Axia Energy, LLC for a contract price of $652.0 million, subject to customary adjustments. The effective date of the transaction was October 1, 2013. After customary effective-date adjustments and closing adjustments, the adjusted purchase price was $649.8 million and is subject to further post-closing adjustments. The Uinta Basin Properties consist primarily of a 100% operated working interest in the Three Rivers Field and undeveloped acreage. All of these properties referred to above are located the Uinta Basin of northeastern Utah in the United States. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

On December 12, 2013, the Company issued $450.0 million of 5.75% Senior Notes due 2018 (“Notes”). The Notes are general, unsecured senior obligations of the Company and mature on December 15, 2018 in order to finance a portion of the purchase price of the Uinta Basin Properties. The remainder of the purchase price was funded through borrowings under the Company’s senior revolving credit facility.

The historical financial information is derived from the historical, consolidated financial statements of the Company and the historical statements of revenues and direct operating expenses for the Uinta Basin Properties (which were based on information provided by Axia). The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 have been prepared based on the Company’s historical consolidated statements of operations for such periods, and were prepared as if the Uinta Basin Properties’ acquisition and related financing had occurred on January 1, 2012. The unaudited pro forma condensed combined balance sheet at September 30, 2013 was prepared based on the Company’s historical consolidated balance sheet at September 30, 2013, and was prepared as if the Uinta Basin Properties’ acquisition and related financing had occurred on September 30, 2013. The adjustments provided in Note 2 below assume the entire cash consideration was financed with borrowings.

The pro forma adjustments were based on information and estimates by management to be directly related to the purchase of the Uinta Basin Properties. If the transaction had been in effect on the dates or for the periods indicated, the results may have been substantially different. For example, the Company may have operated the assets differently than Axia, realized sales prices may have been different and costs of operating the properties may have been different. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Pro Forma Adjustments and Other Information

The following adjustments were made in the preparation of the condensed combined financial statements:

(a)	The adjusted purchase price as reported below is subject to further adjustments. The Company expects final settlement to occur in 2014. The adjusted purchase price as of December 12, 2013 is comprised of the following components (in thousands):

Cash consideration
Fair value of assets acquired:
Proven oil and gas properties	$221,434
Unproven oil and gas properties	419,131
Property, plant and equipment	4,710
Oil inventory	1,665
Working capital	4,595

Total assets acquired	$651,535

Fair value of liabilities assumed:
Asset retirement obligations	$1,734

Total	$649,801

(b)	For these Pro Forma Statements, the cash consideration is assumed to be funded from the net proceeds from the issuance of $450.0 million of senior notes at 5.75% and the remainder from borrowings under the Company’s senior revolving bank credit facility.

(c)	Revenues and direct operating expenses were derived from the historical records of Axia.

(d) Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method and determined as the incremental DD&A expense due to adding the costs, reserves and production of the Uinta Basin Properties into the computation. The purchase price allocation included amounts allocated to the pool of unevaluated properties for oil and gas interests. No DD&A expense was estimated for the unevaluated properties, which conforms to Ultra’s accounting policy. Asset retirement obligations, related accretion and future development costs were estimated by the Company.

(e) Interest expense was computed using an effective interest rate of 2.49%, which is the estimated interest rate for borrowings of $208.8 million on our senior revolving bank credit facility for the assumed borrowings, and an interest rate of 5.75% on the issuance of $450.0 million of senior notes.

(f) Adjustments to capitalized interest were computed for the additional amounts allocated to the pool of unevaluated properties and the capitalization interest rate was adjusted for the assumed borrowings.

(g) As a result of the ceiling test and other impairments recorded during the year ended December 31, 2012, the Company’s previously recorded net deferred tax liability fully reversed into a net deferred tax asset. The Company has recorded a full valuation allowance against its net deferred tax asset balance and no incremental income taxes are reflected on the Statement of Operations associated with the acquisition of the Uinta Basin Properties.

(h) During 2012, the Company recorded a non-cash write-down of the carrying value of the Company’s proved oil and gas properties as a result of ceiling test limitations. The impact of the acquisition was not considered in this calculation for purposes of the pro forma information presented.

3. Supplemental Oil and Gas Disclosures

    Oil and Natural Gas Reserve Information

The following table presents certain unaudited pro forma information concerning Ultra’s proved oil and natural gas reserves as of December 31, 2012 assuming the acquisition of the Uinta Basin Properties occurred on January 1, 2012. There are numerous uncertainties in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available. Decreases in the prices of oil and natural gas could have an adverse effect on the carrying value of the proved reserves and reserve volumes.

	Ultra Petroleum Corp.		Uinta Basin Properties(1)		Ultra Petroleum Corp. Pro Forma
		Natural		Natural		Natural
	Oil	Gas	Oil	Gas	Oil	Gas
	(MBbls)	(MMcf)	(MBbls)	(MMcf)	(MBbls)	(MMcf)
Proved Reserves as of December 31, 2011	33,081	4,778,554	—	—	33,081	4,778,554
Extensions, discoveries and additions	5,435	819,896	1,198	—	6,633	819,896
Production	(1,282)	(249,310)	(155)	—	(1,437)	(249,310)
Revisions	(19,097)	(2,382,695)	—	—	(19,097)	(2,382,695)

Proved Reserves as of December 31, 2012(1)	18,137	2,966,445	1,043	—	19,180	2,966,445

Year-end proved developed reserves:
2012	10,531	1,820,994	1,043	—	11,574	1,820,994
2011	11,794	1,973,391	—	—	11,794	1,973,391
Year-end proved undeveloped reserves:
2012	7,606	1,145,451	—	—	7,606	1,145,451
2011	21,287	2,805,163	—	—	21,287	2,805,163

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)	Data for the Uinta Basin Properties was derived using estimates of proved reserves as of December 31, 2013 and rolled back for production. The Uinta Basin Properties began producing in 2012.

Volume measurements:

MBbls - thousand barrels of crude oil and condensate

MMcf - million cubic feet of natural gas

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following tables present certain unaudited pro forma information concerning the standardized measure of discounted cash flows of the Company’s proved oil and natural gas reserves as of December 31, 2012, together with the changes therein, assuming the acquisition of the Uinta Basin Properties occurred on January 1, 2012. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the twelve-month unweighted average of first-day-of-the-month prices for the year ended December 31, 2012. All prices are adjusted by property for quality, transportation fees, energy content and regional price differentials. Future production, development costs and asset retirement obligations are based on costs in effect at the end of the year with no escalations. Estimated future net cash flows, net of future income taxes, have been discounted to their present values based on a 10% annual discount rate.

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the oil and natural gas reserves. These estimates reflect proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to the Company’s and the Uinta Basin Properties’ proved oil and natural gas reserves consolidated on a pro forma basis is as follows (in thousands):

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

as of December 31, 2012

	Ultra Petroleum Corp.	Uinta Basin Properties	Pro Forma
Future cash inflows	$9,380,970	$75,027	$9,455,997
Future costs:
Production	(3,217,771)	(32,434)	(3,250,205)
Future development costs	(1,661,394)	—	(1,661,394)
Asset retirement	—	(612)	(612)
Income taxes	(733,855)	—	(733,855)

Future net cash inflows before 10% discount	3,767,950	41,981	3,809,931
10% annual discount factor	(1,873,633)	(13,992)	(1,887,625)

Standardized measure	$1,894,317	$27,989	$1,922,306

ULTRA PETROLEUM CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to the Company’s and the Uinta Basin Properties’ proved oil and natural gas reserves consolidated on a pro forma basis (in thousands):

Changes to the Pro Forma Standardized Measure of Discounted Future Net Cash Flows

for the Year Ended December 31, 2012

	Ultra Petroleum Corp.	Uinta Basin Properties	Pro Forma
Standardized measure, beginning of year	$3,796,056	$—	$3,796,056
Increases (decreases):
Net revisions of previous quantity estimates	(2,516,159)	—	(2,516,159)
Changes in future development costs	952,067	—	952,067
Sales and transfers of oil produced, net of production costs	(625,745)	(2,536)	(628,281)
Net changes in price, net of future production costs	(2,912,698)	—	(2,912,698)
Development costs incurred during the period that reduce future development costs	316,394	—	316,394
Accretion of discount	529,696	—	529,696
Net changes in production rates and other	363,788	—	363,788
Income taxes	1,131,967	—	1,131,967
Extenstions, discoveries and additions	858,951	30,525	889,476

Net (decrease) increase in standardized measure	(1,901,739)	27,989	(1,873,750)

Standardized measure, end of year	$1,894,317	$27,989	$1,922,306